UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2024

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2024, MGI Luxury Group S.A. (“MGI”), a wholly owned Swiss subsidiary of Movado Group, Inc. (the “Company”), entered into an amendment (the “First Amendment”) to the amended and restated License Agreement (the “License Agreement”) between MGI and HUGO BOSS AG, D-Metzingen, Branch CH-Zug (the “Licensor”). As a result of the Amendment, among other things:

•	The license period has been extended until December 31, 2031, subject to certain rights of MGI to extend for an additional five years upon satisfaction of specified conditions.
•	The royalty rates have been revised and MGI agreed to pay a one-time fee in light of the 100th anniversary of the Hugo Boss brand.
•	Sales minima and minimum marketing and advertising expenditures have been revised for years 2024 through 2026 and established for years 2027 through 2031.
•	New pricing has been established for sales by MGI to the Licensor and its affiliates.
•	The parties acknowledge that a payment made by MGI to the Licensor in August 2023 constituted full compensation for inadvertent overcharges in previous sales by MGI to certain Licensor affiliates.
•	Certain provisions in the Agreement were revised, in particular those regarding the net sales calculation.

The other material provisions of the License Agreement remain substantially unchanged.

The Company intends to file the First Amendment as an exhibit to its quarterly report on Form 10-Q for the fiscal quarter ending October 31, 2024, and will seek confidential treatment of certain terms in the Amendment at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2024

MOVADO GROUP, INC.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Senior Vice President, General Counsel and Secretary